                                                                    EXHIBIT 23.2


                                                                   March 6, 1997


The Directors
Euro Tech (Far East) Limited
18/F Gee Chang Hong Centre
65 Wong Chuk Hang Road
Hong Kong

Dear Sirs,

     As independent public accountants, we hereby consent to the use of our reports dated November 13, 1996 included in this registration statement and to all references to our Firm included in this registration statement.

                                          Very truly yours,

                                          /s/  ARTHUR ANDERSEN & CO.

                                          --------------------------------------
                                               Arthur Andersen & Co.

                                                                    EXHIBIT 23.2


                                                                   March 6, 1997


The Directors
Euro Tech Holdings Company Limited
18/F Gee Chang Hong Centre
65 Wong Chuk Hang Road
Hong Kong

Dear Sirs,

     As independent public accountants, we hereby consent to the use of our reports dated November 13, 1996 included in this registration statement and to all references to our Firm included in this registration statement.

                                          Very truly yours,

                                          /s/  ARTHUR ANDERSEN & CO.

                                          --------------------------------------
                                               Arthur Andersen & Co.